UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 7, 2006
HYPERFEED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-13093	36-3131704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Wacker Drive, Suite 300, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(312) 913-2800

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.02 Termination of a Material Definitive Agreement
SIGNATURE

Section 1 Registrant’s Business Operations
Item 1.02 Termination of a Material Definitive Agreement
By letter dated November 7, 2006, Exegy Incorporated (“Exegy”) informed HyperFeed Technologies, Inc. (“HyperFeed”) that it was terminating the Contribution Agreement among Exegy, HyperFeed and PICO Holdings, Inc. dated August 25, 2006, pursuant to Section 10.1(b)(i) of the Contribution Agreement. Under the terms of the Contribution Agreement, PICO would have contributed to Exegy all shares of the common stock of HyperFeed owned by it and received by it upon conversion of outstanding amounts owed under a Convertible Note dated March 30, 2006 (representing approximately 20.7 million shares, or 93% of HyperFeed’s total outstanding shares). As a result of the contribution, HyperFeed would have become a controlled subsidiary of Exegy. Exegy had further agreed that, upon completion of the contribution, as owner of more than 90% of the outstanding common stock of HyperFeed, it would approve a short-form merger of HyperFeed with and into Exegy pursuant to Section 253 of the Delaware General Corporation Law. Exegy would be the surviving corporation following the short-form merger. In addition, PICO and stockholders of Exegy would have contributed a combined $10 million in cash to Exegy. Each of PICO and the stockholders of Exegy would have contributed $3 million in cash at the closing of the contribution and would have contributed an additional $2 million in cash in connection with the short-form merger. Under the terms of the Contribution Agreement, in exchange for its contribution of cash and equity to Exegy, PICO would have received approximately 15.4 million shares of Series A-3 Preferred Stock of Exegy representing 50% of the equity of Exegy.
At this time, HyperFeed disputes Exegy’s right to terminate the Contribution Agreement and plans to vigorously defend its rights thereunder through all available legal means. As previously disclosed in HyperFeed’s Current Report on Form 8-K as filed with the Commission on October 5, 2006, the Company was relying on the transactions contemplated by the Contribution Agreement and the short-form merger to finance its future capital needs. The Company currently believes that, as a result of Exegy’s actions to terminate the Contribution Agreement and the short-form merger, existing and anticipated capital resources, including cash and cash equivalents, accounts receivable, assets related to discontinued operations, and financing from PICO, which is currently the Company’s only source of financing, will not be sufficient to fund its operations on a going concern basis.
The summary of the terms of the Contribution Agreement were also set forth in HyperFeed’s Current Report on Form 8-K that was filed with the Commission on August 31, 2006 and in HyperFeed’s Schedule 13E-3 and 14C filed with the Commission on October 12, 2006. The summary of the terms of the Contribution Agreement in the preceding paragraph, in the August 31, 2006 Current Report on Form 8-K and in the Schedule 13E-3 and 14C filings is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement attached as Exhibit 10 to the August 31, 2006 8-K.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Not applicable

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFEED TECHNOLOGIES, INC.

Date: November 8, 2006	By:	/s/ Paul Pluschkell

Paul Pluschkell Principal Executive Officer

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